Exhibit 107

Calculation of Filing Fee Tables
424(b)(5)
(Form Type)
First Industrial Realty Trust, Inc.
Table 1: Newly Registered and Carry Forward Securities

Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Equity	Common Stock, (par value $0.01 per share)	Rule 457(o)(1)	—	—	$800,000,000.00	0.00015310	$122,480.00
Total Offering Amounts				—	$800,000,000.00	—	$122,480.00(1)
Total Fees Previously Paid				—	—	—	—
Total Fee Offsets				—	—	—	$19,265.00(2)
Net Fee Due				—	—	—	$103,215.00
Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	First Industrial Realty Trust, Inc.	424(b)(5)	333-269886	2/24/2023	—	$19,265.00(2)	Equity	Common Stock, (par value $0.01 per share)	—	$800,000,000.00	—
Fee Offset Sources	First Industrial Realty Trust, Inc.	424(b)(5)	333-269886	—	2/24/2023	—	—	—	—	—	$54,061.67(2)
Fee Offset Sources	First Industrial Realty Trust, Inc.	424(b)(5)	333-236418	—	2/14/2020	—	—	—	—	—	$34,098.33(2)
1The registration fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), based on the maximum aggregate offering price, and Rule 457(r) under the Securities Act. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant initially deferred payment of all of the registration fee for Registration Statement on Form S-3 (Registration No. 333-287056), except with respect to unsold securities that have been previously registered.
2First Industrial Realty Trust, Inc. previously registered shares of common stock having an aggregate offering price of up to $800,000,000, offered by means of a 424(b)(5) prospectus supplement, dated February 24, 2023 (the “2023 Prospectus Supplement”), pursuant to a Registration Statement on Form S-3 (Registration No. 333-269886) filed with the Securities and Exchange Commission on February 21, 2023. In connection with the filing of the 2023 Prospectus Supplement, First Industrial Realty Trust, Inc. paid total filing fees of $88,160.00, consisting of a contemporaneous fee payment in the amount of $54,061.67 and an offset of $34,098.33 based on a portion of previously paid registration fees of $64,900.00 paid on the unsold securities offered by means of a prospectus supplement, dated February 14, 2020, pursuant to a Registration Statement on Form S-3 (Registration No. 333-236418) filed with the Securities and Exchange Commission on February 13, 2020. No shares of common stock were sold pursuant to the 2023 Prospectus Supplement and First Industrial Realty Trust, Inc. terminated the offering that included the unsold securities under the 2023 Prospectus Supplement. On May 12, 2025, First Industrial, L.P., of which First Industrial Realty Trust, Inc. is the sole general partner and has an approximate 97.0% ownership interest at June 30, 2025, registered debt securities having an aggregate offering price of $450,000,000, offered by means of a 424(b)(5) prospectus supplement, dated May 12, 2025 (the “2025 Prospectus Supplement”), pursuant to a Registration Statement on Form S-3 (Registration No. 333-287056) filed with the Securities and Exchange Commission on May 8, 2025. In connection with the filing of the 2025 Prospectus Supplement, First Industrial, L.P. paid total filing fees of $68,895.00, which was fully offset by a portion of the $88,160.00 in previously paid registration fees for the 2023 Prospectus Supplement, resulting in $19,265.00 in remaining unused fees available to be applied to future filings. Pursuant to Rule 457(p) under the Securities Act, the registration fee of $122,480.00 due for this offering is partially offset by the aforementioned $19,265.00 in filing fees that was previously paid and remains unused with respect to securities that were previously offered pursuant to the 2023 Prospectus Supplement and were not sold thereunder.